                                                                  Execution Copy

                                  EXHIBIT 2.1

                            ASSET PURCHASE AGREEMENT
                                       AND
                    PLAN OF ASSET TRANSFER AND REORGANIZATION

          ASSET PURCHASE AGREEMENT AND PLAN OF ASSET TRANSFER AND REORGANIZATION (this "Agreement") dated September 6, 2001, by and among Sonic Foundry, Inc., a Maryland corporation ("Buyer"), MediaSite Acquisition, Inc., a Maryland corporation and a wholly-owned subsidiary of Buyer ("Acquisition") and MediaSite, Inc., a Pennsylvania corporation ("Company").

                                    RECITALS

          WHEREAS, the Boards of Directors of Buyer and the Company deem it advisable and in the best interests of each corporation and its respective stockholders that Buyer purchase the assets of the Company (the "Purchase") in order to advance the long-term business interests of the Buyer and the Company;

          WHEREAS, as a condition and inducement to Buyer's willingness to enter into this Agreement, as promptly as practicable following the execution and delivery of this Agreement, certain shareholders of the Company, consisting of Zero Stage Capital VI Limited Partnership and Saturn Partners Limited Partnership, and Saturn Capital, Inc. (collectively, the "Key Shareholders") are entering into a Stock Restriction and Registration Agreement dated as of the date of this Agreement in substantially the form attached hereto as Exhibit A
                                                                    ---------
(the "Stock Restriction and Registration Agreement"), pursuant to which (a) such shareholders have agreed, among other things, to restrict from resale their shares of Buyer common stock, $0.01 par value per share, ("Buyer Common Stock") received as a result of the Purchase, for a specified period of time, and (b) the Buyer has agreed to register such shares of Buyer Common Stock, all as set forth therein; and

          WHEREAS, it is intended that the Purchase shall qualify as a "reorganization," within the meaning of Section 368(a)(1)(C) of the Internal Revenue Code of 1986, as amended (the "Code"), and that each of the Buyer, Acquisition and the Company will be a "party to a reorganization," within the meaning of Section 368(b) of the Code, with respect to the Purchase.

          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

1.   PURCHASE AND SALE OF ASSETS

          1.1  Assets to be Transferred.
               ------------------------

          Subject to the terms and conditions of this Agreement, on the Closing Date (as hereinafter defined) Company shall sell, transfer, convey, assign, and deliver to Acquisition, and Acquisition shall purchase and accept, all of the business, rights, claims and assets (of every kind, nature, character and description, whether real, personal or mixed, whether tangible or intangible, whether accrued, contingent or otherwise, and wherever situated) of Company, together with all rights and privileges associated with such assets and with the business owned or held for use by the Company, other than the Excluded Assets (as hereinafter defined) (collectively the "Purchased Assets"). The Purchased Assets shall include, but not be limited to, the following:

          1.1.(a)  Personal Property. All equipment, tools, supplies, furniture
                   -----------------
     and all other personal property (other than personal property leased pursuant to Real and Personal Property Leases as hereinafter defined) owned or held for use by Company on the Closing Date.

          1.1.(b)  Real and Personal Property Leases. All leases of real
                   ---------------------------------
     property, equipment, furniture and other personal property leased by Company (the "Real and Personal Property Leases"), solely as described in
     Schedule 1.1. (b).

          1.1.(c)  Trade Rights. All the Company's interest in any Trade Rights,
                   ------------
     to the extent that such Trade Rights are transferable. As used herein, the term "Trade Rights" shall mean and include: (i) all trademark rights, business identifiers, trade dress, service marks, trade names, and brand names, domain names, email addresses; (ii) all copyrights and all other rights associated therewith and the underlying works of authorship, including all computer software programs or applications developed by the Company, whether under license or otherwise; (iii) all patents and all proprietary rights associated therewith; (iv) all contracts or agreements granting any right, title, license or privilege under the intellectual property rights of any third party; (v) all inventions, mask works and mask work registrations, know-how, discoveries, improvements, designs, trade secrets, shop and royalty rights, employee covenants and agreements respecting intellectual property and non-competition and all other types of intellectual property; and (vi) all registrations of any of the foregoing, all applications therefor, all goodwill associated with any of the foregoing, and all claims for infringement or breach thereof. Notwithstanding the foregoing, the term "Trade Rights" shall not include any commercially available third party license or other agreement for the use of software or other intellectual property rights.

          1.1.(d)  Contracts. All the Company's rights in, to, and under all
                   ---------
     contracts, purchase orders and sales orders (hereinafter "Contracts") of Company. To the extent that any Contract for which assignment to Acquisition is provided herein is not assignable without the consent of another party, this Agreement shall not constitute an assignment or an attempted assignment thereof if such assignment or attempted assignment would constitute a breach thereof. Company and Buyer agree to use their commercially reasonable efforts (without any requirement on the part of Buyer to pay any money or agree to any change in the terms of any such Contract) to obtain the consent of such other party to the assignment of any such Contract to Acquisition in all cases in which such consent is or may be required for such assignment. If any such consent shall not be obtained, Company agrees to cooperate with Buyer in any reasonable arrangement designed to provide for Acquisition the benefits intended to be assigned to Acquisition under the relevant Contract, including enforcement at the cost and for the account of Buyer of any and all rights of Company against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise. If and to the extent that such arrangement cannot be made, Acquisition, upon notice to Company, shall have no obligation pursuant to Section 2.1 or otherwise with respect to any such Contract and any such Contract shall not be deemed to be a Purchased Asset hereunder.

          1.1.(e)  Computer Software. All computer source codes, programs and
                   -----------------
     other software of Company, including all machine readable code, object code, printed listings of code, documentation and related property and information owned by the Company.

           1.1.(f)  Literature. All sales literature, promotional literature,
                    ----------
     catalogs and similar materials of Company.

           1.1.(g)  Records and Files. All records and files of Company of every
                    -----------------
     kind including, without limitation, invoices, customer and vendor lists, specifications, designs, drawings, and operating and marketing plans, and all other documents, tapes, discs, programs or other embodiments of information owned or held for use by the Company.

           1.1.(h)  Notes and Accounts Receivable. All notes, drafts and
                    -----------------------------
     accounts receivable owned or held by Company, except for those described in
     Section 2.2. (a) hereof.

           1.1.(i)  Licenses; Permits. All licenses, permits, approvals,
                    -----------------
     certifications and listings owned or held for use by Company.

           1.1.(j)  Corporate Name. The name "MediaSite," and all rights to use
                    --------------
     or allow others to use such name, to the extent permitted by applicable Law (as hereinafter defined).

           1.1.(k)  Joint Venture. All of the Company's interest in that certain
                    -------------
     Japanese joint venture disclosed in Section 4.1(d) of the Company Disclosure Schedule.

           1.1.(l)  General Intangibles. All prepaid items, all causes of action
                    -------------------
     arising out of occurrences before or after the Closing, and other intangible rights and assets.

          1.2 Excluded Assets.
              ---------------

          The provisions of Section 1.1 notwithstanding, Company shall not sell, transfer, assign, convey or deliver to Acquisition, and Acquisition will not purchase or accept the following assets of Company (collectively the "Excluded Assets"):

           1.2.(a)  Cash and Cash Equivalents. All cash and cash equivalents,
                    -------------------------
     other than petty cash balances at Company's various places of business.

           1.2.(b)  Consideration. The consideration delivered by Buyer to
                    -------------
     Company pursuant to this Agreement.

           1.2.(c)  Tax Credits and Records. Federal, state and local income and
                    -----------------------
     franchise tax credits and tax refund claims and associated returns and records. Buyer shall have reasonable access to such returns and records and may make excerpts therefrom and copies thereof.

           1.2.(d)  Corporate Franchise. Company's franchise to be a
                    -------------------
     corporation, its certificate of incorporation, corporate seal, stock books, minute books and other corporate records having exclusively to do with the corporate organization and capitalization of Company. Buyer shall have reasonable access to such books and records and may make excerpts therefrom and copies thereof.

           1.2.(e)  Subsidiary. Company interest in that certain dormant United
                    ----------
     Kingdom subsidiary disclosed in Section 4.1(d) of the Company
     Disclosure Schedule.

2.   ASSUMPTION OF LIABILITIES

               2.1 Liabilities to be Assumed.
                   -------------------------

               As used in this Agreement, the term "Liability" shall mean and include any direct or indirect indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, asserted, liquidated or unliquidated, secured or unsecured. Subject to the terms and conditions of this Agreement, on the Closing Date, Acquisition shall assume and agree to perform and discharge only the Liabilities of the Company listed in the Company Disclosure Schedule or Recent Balance Sheet (collectively the "Assumed Liabilities"). For greater certainty, the Assumed Liabilities include only the following and only to the extent disclosed on the Company Disclosure Schedule or the Recent Balance Sheet (except for Excluded Liabilities):

               2.1.(a) All Liabilities of the Company under the Contracts, Trade Rights, Real and Personal Property Leases, or any of the other Purchased Assets.


               2.1.(b) All Liabilities of the Company with respect to accounts payable that are in existence as of the Closing (the "Accounts Payable").


               2.1.(c) All Liabilities of the Company under the Employee Plans/Agreements (as defined in Section 4.15(a)) described in Section 4.15(a) of the Company Disclosure Schedule (as hereinafter defined), including, without limitation, (i) all compensation and benefits accrued by or otherwise payable to any employee of the Company for premiums or benefits under any Employee Plans/Agreements (excluding payments to Company employees under the Company's Employee Retention Plan, which shall be paid to the Company employees in Buyer stock in accordance with Section 3.1 below), (ii) all severance or other benefits due pursuant to written agreements which are included in the Company Disclosure Schedule to Vinay Mehra and Krishna Pendyala to the extent that such employment is terminated (or treated as terminated) in connection with the consummation of the transactions contemplated by this Agreement, ] and (iii) all costs and expenses incurred in connection with the transfer of work visas from the Company to Buyer for those Affected Employees (as defined in Section 6.1), who are not U.S. citizens.

               2.1.(d) All Liabilities for claims for workers' compensation by person who at or prior to the Closing Date are or were employees of the Company, whether insured or otherwise, arising out of events occurring on, prior to or after the Closing Date (including, without limitation, claims existing at the Closing Date), and otherwise in accordance with the terms and conditions of all applicable workers' compensation statutes, without interruption as a result of any employment by Buyer on or after the Closing Date.

               2.1.(e) All Liabilities arising out of any claim, suit, action, arbitration, proceeding, investigation or other similar matter pending or arising on, prior to, or after the Closing Date in any way relating to the Company, the business or operations of the Company, or the Purchased Assets, whether or not arising out occurrences, transactions, events or incidents occurring prior to, on or after the Closing Date.

                2.1.(f) All Liabilities of Company arising out of or in any way relating to or resulting from any product manufactured, assembled or sold on or prior to the Closing Date (including any Liability of Company for claims made for (i) injury to person, (ii) damage to property or other damage, or (iii) repair, replacement or return of products sold and shipped by the Company, whether made in product liability, tort, breach of warranty or otherwise).

                2.1.(g) All Liabilities of the Company for federal, state, foreign, county, local and other income, ad valorem, excise, profits, franchise, occupation, property, payroll, sales, use, gross receipts and other taxes (and any interest and penalties) and assessments incurred by, or attributed to, the Company or the Purchased Assets on or prior to the Closing Date.

                2.1.(h) All Liabilities to third parties for infringement by the Company of such third party's Trade Rights.

                2.1.(i) All Liabilities of Company for any violation by the Company of, or failure by the Company to comply with, any statute, law, ordinance, rule or regulation (collectively, "Laws") or any order, writ, injunction, judgment, plan or decree (collectively, "Orders") of any court, arbitrator, department, commission, board, bureau, agency, authority, instrumentality or other body, whether federal, state, municipal, foreign or other (collectively, "Government Entities").

               2.2 Liabilities Not to be Assumed.
                   -----------------------------

               Other than the Assumed Liabilities disclosed on the Company Disclosure Schedule and/or Recent Balance Sheet, Acquisition is not assuming any other Liabilities, including, but not limited to the following Liabilities of Company:

                2.2.(a)  Series-A 2001 Notes. Any Liability of Company pursuant
                         -------------------
          to those certain Loan Agreements and accompanying Promissory Notes in the aggregate principal amount of $3,675,400.13, entered into on February 27, 2001 and certain dates thereafter by and among the Company and certain of its shareholders (the "Series-A 2001 Notes").

                2.2.(b)  Transaction Expenses. All Liabilities incurred by
                         --------------------
          Company in connection with this Agreement and the transactions contemplated herein, except as otherwise provided in Section 13.3.

                2.2.(c)  Liability for Breach of Agreement. Liabilities of
                         ---------------------------------
          Company for any breach or failure to perform any of Company's covenants and agreements expressly set forth in this Agreement.

3.     PURCHASE PRICE - PAYMENT

               3.1 Purchase Price.
                   --------------

               The purchase price (the "Purchase Price") for the Purchased Assets shall be (a) the assumption of the Assumed Liabilities, (b) the issuance by Buyer to the Company of Three Million Four Hundred Twenty Thousand (3,420,000) shares of the Buyer Common Stock (together with all shares of Buyer Common Stock issued as a result of stock dividends, stock splits, or other customary anti-dilution provisions); and (c) the Buyer Common Stock to be distributed (if at all) in accordance with the provisions of Section 3.3. The Company has advised the Buyer that (i) Five Hundred Thirteen Thousand

(513,000) shares of the Three Million Four Hundred Twenty Thousand (3,420,000) shares of Buyer Common Stock are to be distributed to the employees of the Company (the "Employee Stock") as compensation pursuant to the Company's Employee Retention Plan upon compliance with all applicable securities laws, including the filing of an S-8 registration statement and (ii) fifteen percent (15%) of the shares of Buyer Common Stock to be distributed (if at all) pursuant to the provisions of 3.3 shall be Employee Stock as compensation pursuant to the Employee Retention Plan.

               3.2 Payment of Purchase Price.
                   -------------------------

               The Purchase Price shall be paid by Buyer as follows:

                 3.2.(a)   Assumption of Liabilities. At the Closing,
                           -------------------------
          Acquisition shall deliver to Company such documents and instruments as are reasonably requested by the Company to evidence the assumption of the Assumed Liabilities.

                 3.2.(b)   Delivery of Certificates; Delivery of Employee Stock.
                           ----------------------------------------------------
          The procedures for delivering the Buyer Common Stock and delivering the Employee Stock are as follows: As of the Closing Date, the Buyer shall deposit with a bank or trust company designated by the Company, and reasonably acceptable to the Buyer (the "Transfer Agent"), for the benefit of the Company, certificates representing the shares of Buyer Common Stock issuable pursuant to Section 3.1, including separate certificates of the Buyer Common Stock designated for the employees of Company pursuant to Section 3.1. The Company has been informed that, unless there is an exemption from applicable securities laws, prior to the Transfer Agent issuing any shares of Buyer Common Stock to any Company shareholders (excluding employees), such shareholders may be required to execute and deliver to the Buyer a shareholder sophistication certification to the extent such certification is reasonably necessary to comply with applicable securities laws. A form of such certification is attached hereto as Exhibit B.

               3.3 Other Payments; Accounts Payable.
                   --------------------------------

                 3.3.(a)   On the Closing Date, the Company shall deliver to
          Buyer an accounting of the Accounts Payable that have been finally settled as of that date (the "Proposed AP Settlement Statement"). For purposes hereof, an Account Payable shall be deemed to have been finally settled when: (i) such account has been paid and the payee has executed a written acknowledgement, in form and content reasonably satisfactory to the Buyer, that such payment shall constitute payment in full on such account; or (ii) the payee has delivered a written, fully executed, agreement, in form and content reasonably satisfactory to the Buyer, specifying the amount that will be accepted by such payee as payment in full on such account, and the date or dates on which such payment(s) will be due.

                 3.3.(b)   The Buyer shall have 3 days after receipt of the
          Proposed AP Settlement Statement to present to the Company any objections Buyer may have to any of the matters set forth therein, which objections shall be set forth in writing in reasonable detail. If no objections are raised within such period, the Proposed AP Settlement Statement shall be deemed to be accepted and approved by Buyer (and shall be the "Final AP Settlement Statement" hereunder) and on the following business day, the Buyer shall instruct the Transfer Agent to issue that number of shares of Buyer Common Stock (if any) to the Company in accordance with the provisions of Section 3.3(d) below.

                  3.3.(c)   If Buyer shall raise any objections within the
          foregoing 3 day period, Buyer and the Company shall use commercially reasonable efforts to resolve the matter or matters in dispute and, if resolved, the Proposed AP Settlement Statement shall be final and binding on the parties hereto (and shall be the "Final AP Settlement Statement" hereunder). On the business day following the determination of the Final AP Settlement Statement, the Buyer shall instruct the Transfer Agent to issue that number of shares of Buyer Common Stock (if any) to the Company in accordance with the provisions of Section 3.3(d) below.

                  3.3.(d)   To the extent (if any) that the Final AP Statement
          indicates that the Company has reduced the dollar amounts owed under any of the Accounts Payable from their respective amounts stated on the Accounts Payable Schedule of the Company Disclosure Schedule, the Buyer shall issue the Company that number of shares of Buyer Common Stock, not to exceed Three Hundred Sixty Thousand (360,000) shares (together with all shares of Buyer Common Stock issued as a result of stock dividends, stock splits, or other customary anti-dilution provisions) in accordance with the following formula: (i) the aggregate dollar amount by which each Account Payable (excluding the accounts payable to Zero Stage Capital VI Limited Partnership and Saturn Capital, Inc., for which any reduction in said accounts payable will not count toward earning any of the 360,000 shares of Buyer Common Stock) reflected on the Final AP Settlement Statement has been reduced from the amount stated on the Accounts Payable Schedule of the Company Disclosure Schedule divided by (ii) the average of the closing sales price for the ten (10) trading days preceding the Closing Date (the "Closing Share Price") of one share of Buyer Common Stock as reported on the Nasdaq National Market, rounded down for fractional shares. By way of example only, if the Final AP Settlement Statement indicates that the Company has obtained an aggregate dollar value reduction in the Accounts Payable of $400,000, it shall be entitled to receive that number of shares of Buyer Common Stock equal to $400,000 divided by the Closing Average Price.

                  3.3.(e)   No fractional shares of Buyer Common Stock shall be
          issued by the Buyer to the Company (unless otherwise received as a result of a stock split, stock dividend or similar event).

               3.4 Allocation of Purchase Price.
                   ----------------------------

               The aggregate Purchase Price (including the assumption by Acquisition of the Assumed Liabilities) shall be allocated among the Purchased Assets for tax purposes in accordance with Schedule 3.4. Company and Acquisition will follow and use such allocation in all tax returns, filings or other related reports made by them to any governmental agencies. To the extent that disclosures of this allocation are required to be made by the parties to the Internal Revenue Service ("IRS") under the provisions of Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code") or any regulations thereunder, Acquisition and Company will disclose such reports to the other prior to filing with the IRS.

4.     REPRESENTATIONS AND WARRANTIES OF COMPANY

               The Company represents and warrants to the Buyer and Acquisition that the statements contained in this Article 4 are true and correct, except as set forth herein or in the disclosure schedule delivered by the Company to the Buyer on or before the date of this Agreement (the "Company Disclosure Schedule"). The Company Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article 4 and the disclosure of an item in the attached Company Disclosure Schedule referenced by a particular paragraph or section in the Agreement shall, should the existence of the item or its contents be relevant to any other paragraph or section, be deemed to be disclosed in that paragraph or section whether or not an explicit cross-reference appears. Disclosure of items that may or may not be strictly required to be disclosed by the Agreement shall not be deemed to imply that such items are or are not material or that the inclusion or exclusion of such items creates a standard of materiality.

               4.1 Corporate.
                   ---------

                 4.1.(a)   Organization. Company is a corporation duly
                           ------------
          organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.

                 4.1.(b)   Corporate Power. Company has all requisite corporate
                           ---------------
          power and authority to own, operate and lease its properties, to carry on its business as and where such is now being conducted, to enter into this Agreement and the other documents and instruments to be executed and delivered by Company pursuant hereto and to carry out the transactions contemplated hereby and thereby.

                 4.1.(c)   Qualification. Company is duly licensed or qualified
                           -------------
          to do business as a foreign corporation, and is in good standing, in each jurisdiction in which the failure to be so qualified, individually or in the aggregate, would be reasonably likely to have a Company Material Adverse Effect. "Company Material Adverse Effect" shall mean a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company taken as a whole or a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement, excluding any material adverse effect (a) arising or resulting, directly or indirectly, from general industry, economic or stock market conditions, (b) caused by the public announcement of, and the response or reaction of current or prospective customers, vendors, licensors, investors or employees of such entity or group of entities to, this Agreement or any of the transactions contemplated by this Agreement or (c) as otherwise specifically provided in Section 4.1.
          (c) of the Company Disclosure Schedule. The states in which Company is licensed or qualified to do business are listed in Section 4.1. (c) of the Company Disclosure Schedule.

                 4.1.(d)   No Subsidiaries. Company does not own any interest in
                           ---------------
          any corporation, partnership or other entity, except as set forth in
          Section 4.1. (d) of the Company Disclosure Schedule.

               4.2 Authority.
                   ---------

               The execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by Company pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company; subject, however to receipt by the Company of the requisite shareholder approvals described below. Upon receipt of the shareholder approvals described below, no other or further corporate act or proceeding on the part of Company will be necessary to authorize this Agreement or the other documents and instruments to be executed and delivered by Company pursuant hereto or the consummation of the transactions contemplated hereby and thereby. This Agreement constitutes, and when executed and delivered, the other documents and instruments to be executed and delivered by Company pursuant hereto will constitute, valid binding agreements of Company, enforceable in accordance with their respective terms; subject, however, to receipt by the Company of the requisite shareholder approvals described below.

               Once the Company Voting Proposal (as defined in Section 8.7 below) shall have been approved and adopted at the Company Meeting (as defined in Section 8.7 below), at which a quorum is present, by (i) the affirmative vote of the majority of the shares of holders of a Company capital stock, voting as a single class and (ii) the affirmative vote of the holders of a majority of the shares of the Company's Series C Preferred Stock issued and outstanding, voting as a separate class, no other corporate proceedings on the part of the Company will be necessary to approve this Agreement or the transactions contemplated hereby. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote.

               4.3 No Violation.
                   ------------

               Except as set forth in Section 4.3 of the Company Disclosure Schedule, neither the execution and delivery of this Agreement or the other documents and instruments to be executed and delivered by Company pursuant hereto, nor the consummation by Company of the transactions contemplated hereby and thereby (a) will violate any applicable Law or Order, or (b) subject to obtaining the consents referred to in Section 4.3 of the Company Disclosure Schedule, will violate or conflict with, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or will result in the termination of, or accelerate the performance required by, or result in the creation of any Lien (as defined in Section 4.11. (a)) upon any of the assets of Company under, any term or provision of the Articles of Incorporation or By-laws of Company or of any contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which Company is a party or by which Company or any of its assets or properties may be bound or affected, except in the case of (a) and (b) for any such conflicts, violations, breaches, defaults, terminations, cancellations or accelerations which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.

               4.4 Financial Statements.
                   --------------------

               Attached to the Company Disclosure Schedule are (a) the Company's audited balance sheet as of December 31, 1999, and the related statements of income for the twelve month period ended on that date, (b) the unaudited balance sheet as of December 31, 2000, and the related unaudited statements of income for the twelve month period ended on that date, and (c) the unaudited balance sheet of the Company as of [June 30, 2001], and the related unaudited statements of income for the 6 months then ended (including the notes and schedules contained therein or annexed thereto) (the "Recent Balance Sheet") (the financial statements described in clauses (a), (b), and (c) above are collectively referred to as the "Financial Statements"). Except as set forth in
Section 4.4 of the Company Disclosure Schedule, the Financial Statements were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such Financial Statements), and fairly present in all material respects (subject in the case of unaudited statements to the absence of footnotes and normal, recurring audit adjustments) the financial position of the Company as of the respective dates and the results of its operations and cash flows for the periods indicated.

               4.5 Tax Matters.
                   -----------

                 4.5.(a)   Provision For Taxes. Except as set forth in Section
                           -------------------
         4.5(a) of the Company Disclosure Schedule, the provision made for taxes on the Recent Balance Sheet is sufficient for the payment of all federal, state, foreign, county, local and other income, ad valorem, excise, profits, franchise, occupation, property, payroll, sales, use, gross receipts and other taxes (and any interest and penalties) and assessments, whether or not disputed at the date of the Recent

          Balance Sheet, and for all years and periods prior thereto. Since the date of the Recent Balance Sheet, Company has not incurred any taxes other than taxes incurred in the ordinary course of business consistent in type and amount with past practices of Company.

                 4.5.(b)   Tax Returns Filed. Except as set forth in Section
                           -----------------
          4.5. (b) of the Company Disclosure Schedule, all federal, state, foreign, county, local and other tax returns required to be filed by or on behalf of Company have been timely filed and when filed were true and correct in all material respects, and the taxes shown as due thereon were paid or adequately accrued. Company has duly withheld and paid all taxes which it is required to withhold and pay relating to salaries and other compensation heretofore paid to the employees of Company.

                 4.5.(c)   Tax Audits. The federal and state income tax returns
                           ----------
          of Company have been audited by the Internal Revenue Service and appropriate state taxing authorities for the periods and to the extent set forth in Section 4.5. (c) of the Company Disclosure Schedule, and Company has not received from the Internal Revenue Service or from the tax authorities of any state, county, local or other jurisdiction any notice of underpayment of taxes or other deficiency which has not been paid nor any objection to any return or report filed by Company. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any tax return or report.

                 4.5.(d)   Consolidated Group. Section 4.5. (d) of the Company
                           ------------------
          Disclosure Schedule lists every year Company was a member of an affiliated group of corporations that filed a consolidated tax return on which the statute of limitations does not bar a federal tax assessment, and each corporation that has been part of such group.

                 4.5.(e)   Other. Except as set forth in Section 4.5. (e) of the
                           -----
          Company Disclosure Schedule, since 1997, Company has not (i) filed any consent or agreement under Section 341(f) of the Code, (ii) applied for any tax ruling, (iii) entered into a closing agreement with any taxing authority, (iv) filed an election under Section 338(g) or
          Section 338(h)(10) of the Code (nor has a deemed election under Section 338(e) of the Code occurred), (v) made any payments, or been a party to an agreement (including this Agreement) that under any circumstances could obligate it to make payments that will not be deductible because of Section 280G of the Code, or (vi) been a party to any tax allocation or tax sharing agreement.

               4.6 Accounts Receivable.
                   -------------------

                Except as set forth in Section 4.6 of the Company Disclosure Schedule, all accounts receivable of Company reflected on the Recent Balance Sheet, and as incurred in the normal course of business since the date thereof, represent arm's length sales actually made in the ordinary course of business; are collectible (net of any reserves shown on the Recent Balance Sheet for doubtful accounts) in the ordinary course of business; to the Company's knowledge, are subject to no counterclaim or setoff; and, to the Company's knowledge, are not in dispute. Section 4.6 of the Company Disclosure Schedule contains an aged schedule of accounts receivable included in the Recent Balance Sheet.

                4.7 Absence of Certain Changes.
                    --------------------------

                Except as and to the extent set forth in Section 4.7 of the Company Disclosure Schedule, since the date of the Recent Balance Sheet there has not been:

                 4.7.(a)   No Adverse Change. Any event or events which have
                           -----------------
         resulted in a Company Material Adverse Effect;

               4.7.(b)   No Damage. Any material loss, damage or destruction,
                         ---------
          whether covered by insurance or not, affecting Company's business or properties;

               4.7.(c)   No Increase in Compensation. Any increase in the
                         ---------------------------
          compensation, salaries or wages payable or to become payable to any employee or agent of Company (including, without limitation, any increase or change pursuant to any bonus, pension, profit sharing, retirement or other plan or commitment), or any increase in bonus or other employee benefit granted, made or accrued;

               4.7.(d)   No Labor Disputes. Any labor dispute or disturbance,
                         -----------------
          other than routine individual grievances which are not material to the business, financial condition or results of operations of Company;

               4.7.(e)   No Commitments. Any commitment or transaction by
                         --------------
          Company (including, without limitation, any borrowing or capital expenditure) other than in the ordinary course of business consistent with past practice;

               4.7.(f)   No Dividends. Any declaration, setting aside, or
                         ------------
          payment of any dividend or any other distribution in respect of Company's capital stock; any redemption, purchase or other acquisition by Company of any capital stock of Company, or any security relating thereto; or any other payment to any shareholder of Company as such a shareholder;

               4.7.(g)   No Disposition of Property. Any sale, lease or other
                         --------------------------
          transfer or disposition of any properties or assets of Company, except for the sale of inventory items in the ordinary course of business;

               4.7.(h)   No Indebtedness. Any indebtedness for borrowed money
                         ---------------
        incurred, assumed or guaranteed by Company;

               4.7.(i)   No Liens. Any Lien made on any of the properties or
                         --------
          assets of Company;

               4.7.(j)   No Amendment of Contracts. Any entering into, amendment
                         -------------------------
         or termination by Company of any Company Material Contract, or any waiver of material rights thereunder, other than in the ordinary course of business;

               4.7.(k)   Loans and Advances. Any loan or advance (other than
                         ------------------
          advances to employees in the ordinary course of business for travel and entertainment in accordance with past practice) to any person including, but not limited to, any officer, director or employee of Company, or any shareholder or Affiliate. For purposes of this Agreement, the term "Affiliate" shall mean and include all shareholders, directors and officers of Company; the spouse of any such person; any person who would be the heir or descendant of any such person if he or she were not living; and any entity in which any of the foregoing has a direct or indirect interest (except through ownership of less than 5% of the outstanding shares of any entity whose securities are listed on a national securities exchange or traded in the national over-the-counter market);

               4.7.(l)   Credit. Any grant of credit to any customer or
                         ------
          distributor on terms or in amounts more favorable than those which have been extended to such customer or distributor in the past, any other change in the terms of any credit heretofore extended, or any other change of Company's policies or practices with respect to the granting of credit; or

                 4.7.(m)   No Unusual Events. Any other event or condition not
                           -----------------
          in the ordinary course of business of Company.

                 4.7.(n)   No Debt Instruments. Any note, bond or other debt
                           -------------------
          security issued, created incurred or assumed or guaranteed including capitalized lease obligations.

                 4.7.(o)   Waiver of Claims. Any cancellation, waiver or release
                           ----------------
          of any right or claim outside the ordinary course of business.

                 4.7.(p)   No Licenses. Any grant of any license or sublicense
                           -----------
          of any rights under or with respect to any Trade Rights, other than selling licenses to customers of the Company in the ordinary course of business.

               4.8 Absence of Undisclosed Liabilities.
                   ----------------------------------

               Except as disclosed in the Recent Balance Sheet or in Section 4.8 of the Company Disclosure Schedule, to the knowledge of the Company, the Company does not have any Assumed Liabilities other than commercial liabilities and obligations incurred since the date of the Recent Balance Sheet in the ordinary course of business. Except as and to the extent described in the Recent Balance Sheet or in Section 4.8 of the Company Disclosure Schedule, Company has no knowledge of any basis for the assertion against Company of any Assumed Liability and there are no circumstances, conditions, happenings, events or arrangements, contractual or otherwise, which may give rise to Liabilities, except commercial liabilities and obligations incurred in the ordinary course of Company's business.

               4.9 No Litigation.
                   -------------

               Except as set forth in Section 4.9 of the Company Disclosure Schedule there is no Litigation pending or threatened against Company, its directors (in such capacity), its business or any of its assets, nor does Company know of any basis for any Litigation. Except as set forth in Section 4.9 of the Company Disclosure Schedule, neither Company nor its business or assets is subject to any Order, except for such Litigation which, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect.

               4.10  Compliance With Laws and Orders.
                     -------------------------------

                 4.10.(a)   Compliance. Except as set forth in Section 4.10(a)
                            ----------
          of the Company Disclosure Schedule, Company (including each and all of its operations, practices, properties and assets) is in compliance with all applicable Laws and Orders. Except as set forth in Section 4.10(a) of the Company Disclosure Schedule, Company has not received notice of any violation or alleged violation of, and is subject to no Liability for past or continuing violation of, any Laws or Orders. Excluding any reports and returns with respect to taxes that are the subject of Section 4.5 of this Agreement, all reports and returns required to be filed by Company with any Government Entity have been filed, and were accurate and complete when filed.

                 4.10.(b)   Licenses and Permits. Company has all licenses,
                            --------------------
          permits, approvals, authorizations and consents of all Government Entities and all certification organizations required for the conduct of the business (as presently conducted) and operation of the Facilities, except for any failure to have such licenses, permits, approvals, authorizations and consents which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect. Except as set forth in Section 4.10. (b) of the Company Disclosure Schedule and for such failures to comply which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect, the Company (including its operations, properties and assets) is and has been in compliance with all such permits and licenses, approvals, authorizations and consents.

                 4.10.(c)  Environmental Matters. The applicable Laws relating
                           ---------------------
          to pollution or protection of the environment, including, without limitation, the Clean Water Act, the Clean Air Act, the Resource Conservation and Recovery Act, the Toxic Substances Control Act and the Comprehensive Environmental Response Compensation Liability Act ("CERCLA"), as amended, and their state and local counterparts are herein collectively referred to as the "Environmental Laws". Without limiting the generality of the foregoing provisions of this Section 4.10, Company is in full compliance with the Environmental Laws. Except as set forth in Section 4.10. (c) of the Company Disclosure Schedule, there is no Litigation nor any demand, claim, hearing or notice of violation pending or threatened against Company relating in any way to the Environmental Laws or any Order issued, entered, promulgated or approved thereunder. Except as set forth in Section
          4.10. (c) of the Company Disclosure Schedule, there are no past or present (or, to the best of Company's knowledge, future) events, conditions, circumstances, activities, practices, incidents, actions, omissions or plans which may interfere with or prevent compliance or continued compliance with the Environmental Laws or with any Order.

               4.11 Title to and Condition of Properties.
                    ------------------------------------

                 4.11.(a)  Marketable Title. Company has title to, or a valid
                           ----------------
          leasehold or license interest in, all the Purchased Assets, free and clear of all mortgages, liens (statutory or otherwise), security interests, claims, pledges, licenses, equities, options, conditional sales contracts, assessments, levies, easements, covenants, reservations, restrictions, rights-of-way, exceptions, limitations, charges or encumbrances of any nature whatsoever (collectively, "Liens") except those described in Section 4.11. (a)(i) of the Company Disclosure Schedule and those which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect. Except as set forth in Section 4.11(a)(ii) of the Company Disclosure Schedule, none of the Purchased Assets are subject to any restrictions with respect to the transferability thereof. Except as set forth in
          Section 4.11(a)(ii) of the Company Disclosure Schedule, the Company has complete and unrestricted power and right to sell, assign, convey and deliver the Purchased Assets to Acquisition as contemplated hereby. At Closing, Acquisition will receive title to, or a valid leasehold or license interest in, all the Purchased Assets, free and clear of all Liens of any nature whatsoever except those described in
          Section 4.11. (a)(ii) of the Company Disclosure Schedule.

                 4.11.(b)  Condition. All tangible assets constituting Purchased
                           ---------
          Assets hereunder are in good operating condition and repair, free from any defects (except such minor defects as do not interfere with the use thereof in the conduct of the normal operations of Company), have been maintained consistent with the standards generally followed in the industry and are sufficient to carry on the business of Company as conducted during the preceding 12 months.

               4.12 Insurance.
                    ---------

               Set forth in Section 4.12 of the Company Disclosure Schedule is a complete and accurate list and description of all policies (and current claims related thereto) of fire, liability, product liability, workers compensation, health and other forms of insurance presently in effect with respect to the business and properties of Company, true and correct copies of which have heretofore been delivered to Buyer. All such policies are valid, outstanding and enforceable policies and provide insurance coverage for the properties, assets and operations of Company. There is no claim by Company pending under any such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies, and Company does not know of any basis for denial of any claim under any such policy.

               4.13 Contracts and Commitments.
                    -------------------------

                 4.13.(a)   Material Contracts. There are no contracts or
                            ------------------
          agreements that are material contracts with respect to the Company and operation of the Company (the "Company Material Contracts"), other than the Contracts identified in the Schedule 4.13(a). Each Company Material Contract has not been terminated or expired by its terms and is in full force and effect. Except as set forth in Section 4.13. (a) of the Company Disclosure Schedule the Company is not in violation of or in default under (nor does there exist any condition which, upon the passage of time or the giving of notice or both, would cause such a violation of or default under) any loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or other contract, arrangement or understanding to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults which, individually or in the aggregate, have not resulted in, and are not reasonably likely to result in, a Company Material Adverse Effect.

                 4.13.(b)   Purchase Commitments. Company has no commitments to
                            ---------------------
          purchase goods or services other than those disclosed on the Recent Balance Sheet or those incurred in the ordinary course of business and not in excess of $10,000.

                 4.13.(c)   Contracts for Services. Except as set forth in
                            ----------------------
          Section 4.13(c) of the Company Disclosure Schedule, the Company has no agreement, understanding, contract or commitment (written or oral) with any officer, employee, agent, consultant, distributor, dealer or franchisee that is not cancelable by Company on notice of not longer than 90 days without liability, penalty or premium of any nature or kind whatsoever.

                 4.13.(d)   Powers of Attorney. The Company has not given a
                            -------------------
          power of attorney, which is currently in effect, to any person, firm or corporation for any purpose whatsoever.

                 4.13.(e)   Collective Bargaining Agreements. Except as set
                            --------------------------------
          forth in Section 4.13. (e) of the Company Disclosure Schedule, Company is not a party to any collective bargaining agreements with any unions, guilds, shop committees or other collective bargaining groups. Copies of all such agreements have heretofore been delivered to Buyer.

                 4.13.(f)   Loan Agreements. Except for the Series-A 2001 Notes
                            ---------------
          and as set forth in Section 4.13. (f) of the Company Disclosure Schedule, Company is not obligated under any loan agreement, promissory note, letter of credit, or other evidence of indebtedness as a signatory, guarantor or otherwise.

                 4.13.(g)   Guarantees. Except as set forth in Section 4.13. (g)
                            ----------
          of the Company Disclosure Schedule, Company has not guaranteed the payment or performance of any person, firm or corporation, agreed to indemnify any person or act as a surety, or otherwise agreed to be contingently or secondarily liable for the obligations of any person.

                 4.13.(h)   Contracts Subject to Renegotiation. Company is not a
                            ----------------------------------
          party to any contract with any governmental body which is currently being renegotiated.

                 4.13.(i)   Burdensome or Restrictive Agreements. Except as set
                            ------------------------------------
          forth in Section 4.13(i) of the Company Disclosure Schedule, the Company is not a party to nor is it bound by any agreement, deed, lease or other instrument which is reasonably likely to have a Company Material Adverse Effect.

               4.14 Labor Matters.
                    -------------

               Except as set forth in Section 4.14 of the Company Disclosure Schedule, within the last four years Company has not experienced any labor disputes, union organization attempts or any work stoppage due to labor disagreements in connection with its business, except for such labor disputes which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect. Except to the extent set forth in Section 4.14 of the Company Disclosure Schedule, (a) Company is in compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice; (b) there is no unfair labor practice charge or complaint against Company pending or threatened; (c) there is no labor strike, dispute, request for representation, slowdown or stoppage actually pending or threatened against or affecting Company nor any secondary boycott with respect to products of Company; (d) no question concerning organization of a labor union has been raised or is threatened respecting the employees of Company; (e) no grievance respecting employment and employment practices which might have a material adverse effect on Company, nor any arbitration proceeding arising out of or under collective bargaining agreements, is pending and no such claim therefor exists; and (f) there are no administrative charges or court complaints against Company concerning alleged employment discrimination or other employment related matters pending or threatened before the U.S. Equal Employment Opportunity Commission or any Government Entity, which, individually or in the aggregate, are reasonably likely to have a Company Material Adverse Effect. To the knowledge of the Company, no Affected Employee has any plans to terminate employment with the Company, except for those individuals, whose termination would not have a Company Material Adverse Effect.

               4.15 Employee Benefit Plans.
                    ----------------------

                 4.15(a)   Disclosure. Section 4.15. (a) of the Company
                           ----------
          Disclosure Schedule sets forth all savings, profit sharing, retirement, incentive bonus or other bonus, medical, dental, life, accident insurance, benefit, employee welfare, disability, group insurance, stock purchase, stock option, stock appreciation, stock bonus, executive or deferred compensation, hospitalization and other similar fringe or employee benefit plans, programs and arrangements, and any employment or consulting contracts, "golden parachutes," collective bargaining agreements, severance agreements or plans, vacation, holiday and sick leave plans, programs, arrangements and policies, including, without limitation, all "employee benefit plans" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all employee manuals, and all written or binding oral statements of policies, practices or understandings relating to employment, which are provided to, for the benefit of, or relate to, any persons ("Company Employees") employed by Company. The items described in the foregoing sentence are hereinafter sometimes referred to collectively as "Employee Plans/Agreements," and each individually as an "Employee Plan/Agreement." True and correct copies of all the Employee Plans/Agreements, including all amendments thereto, have heretofore been provided to Buyer. Each of the Employee Plans/Agreements is identified on Section 4.15. (a) of the Company Disclosure Schedule, to the extent applicable, as one or more of the following: an "employee pension benefit plan" (as defined in Section 3(2) of ERISA), a "defined benefit plan" (as defined in Section 414 of the Code), an "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and/or as a plan intended to be qualified under Section 401 of the Code. No Employee Plan/Agreement is a "multiemployer plan" (as defined in Section 4001 of ERISA), and Company has never contributed nor been obligated to contribute to any such multiemployer plan.

                 4.15.(b)  Defined Benefit Plans. None of the Employee
                           ---------------------
          Plans/Agreements are subject to Title IV of ERISA.

                 4.15.(c)  Prohibited Transactions, etc. There have been no
                           ----------------------------
          "prohibited transactions" within the meaning of Section 406 or 407 of ERISA or Section 4975 of the Code for which a statutory or administrative exemption does not exist with respect to any Employee Plan/Agreement, and no event or omission has occurred in connection with which the Company or any of its assets or any Employee Plan/Agreement, directly or indirectly, could be subject to any Liability under ERISA, the Code or any other Law or Order applicable to any Employee Plan/Agreement, or under any agreement, instrument, Law or Order pursuant to which Company is required to indemnify any person against liability incurred under any such Law or Order.

                 4.15.(d)  Controlled Group; Affiliated Service Group; Leased
                           --------------------------------------------------
          Employees. Company is not and never has been a member of a controlled
          ---------
          group of corporations as defined in Section 414(b) of the Code or in common control with any unincorporated trade or business as determined under Section 414(c) of the Code. Company is not and never has been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. There are not and never have been any leased employees within the meaning of Section 414(n) of the Code who perform services for Company, and no individuals are expected to become leased employees with the passage of time.

                 4.15.(e)  Payments and Compliance. With respect to each
                           -----------------------
          Employee Plan/Agreement, (i) all payments due from Company to date have been made and all amounts properly accrued to date as Liabilities of Company which have not been paid have been properly recorded on the books of Company and are reflected in the Recent Balance Sheet; (ii) Company has complied with, and each such Employee Plan/ Agreement conforms in form and operation to, all applicable laws and regulations, including but not limited to ERISA and the Code, in all respects and all reports and information relating to such Employee Plan/Agreement required to be filed with any governmental entity have been timely filed; (iii) all reports and information relating to each such Employee Plan/Agreement required to be disclosed or provided to participants or their beneficiaries have been timely disclosed or provided; (iv) each such Employee Plan/Agreement which is intended to qualify under Section 401 of the Code has received a favorable determination letter from the Internal Revenue Service with respect to such qualification, its related trust has been determined to be exempt from taxation under Section 501(a) of the Code, and nothing has occurred since the date of such letter that has or is likely to adversely affect such qualification or exemption; (v) there are no actions, suits or claims pending (other than routine claims for benefits) or threatened with respect to such Employee Plan/Agreement or against the assets of such Employee Plan/Agreement; and (vi) no Employee Plan/Agreement is a plan which is established and maintained outside the United States primarily for the benefit of individuals substantially all of whom are nonresident aliens, except for such failures to comply with clauses (i) through (vi) above which, individually or in the aggregate, have not resulted in, and are not reasonably likely to result in, a Company Material Adverse Effect.

                 4.15.(f)  Post-Retirement Benefits. No Employee Plan/Agreement
                           ------------------------
          provides benefits, including, without limitation, death or medical benefits (whether or not insured) with respect to current or former Company Employees beyond their retirement or other termination of service other than (i) coverage mandated by applicable Law, (ii) death or retirement benefits under any Employee Plan/Agreement that is an employee pension benefit plan, (iii) deferred compensation benefits accrued as liabilities on the books of the Company (including the Recent Balance Sheet), (iv) disability benefits under any Employee Plan/ Agreement that is an employee welfare benefit plan and which have been fully provided for by insurance or otherwise or (v) benefits in the nature of severance pay.

                 4.15.(g)   No Triggering of Obligations. Except as set forth in
                            ----------------------------
          Section 4.15(h) of the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee of Company to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee or former employee or (iii) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

                 4.15.(h)   Delivery of Documents. There has been delivered to
                            ---------------------
          Buyer, with respect to each Employee Plan/Agreement:


                      (i) a copy of the annual report, if required under ERISA, with respect to each such Employee Plan/Agreement for the last two years;

                      (ii) a copy of the summary plan description, together with each summary of material modifications, required under ERISA with respect to such Employee Plan/Agreement, and, unless the Employee Plan/Agreement is embodied entirely in an insurance policy to which Company is a party, a true and complete copy of such Employee Plan/Agreement;

                      (iii) if the Employee Plan/Agreement is funded through a trust or any third party funding vehicle (other than an insurance policy), a copy of the trust or other funding agreement and the latest financial statements thereof; and

                      (iv) the most recent determination letter received from the Internal Revenue Service with respect to each Employee Plan/Agreement that is intended to be a "qualified plan" under
               Section 401 of the Code.

                             With respect to each Employee Plan/ Agreement for
               which an annual report has been filed and delivered to Buyer pursuant to clause (i) of this Section 4.15. (h), no material adverse change has occurred with respect to the matters covered by the latest such annual report since the date thereof.

               4.16   Employment Compensation.
                      -----------------------

               Section 4.16 of the Company Disclosure Schedule contains a true and correct list of all employees to whom the Company is paying compensation for services rendered; and in the case of salaried employees such list identifies the current annual rate of compensation for each employee and in the case of hourly or commission employees identifies certain reasonable ranges of rates and the number of employees falling within each such range.

               4.17  Trade Rights.
                     ------------

               Section 4.17 of the Company Disclosure Schedule lists all Trade Rights of the type described in clauses (i), (ii), (iii) or (iv) of Section 1.1.
(c) in which Company now has any interest, specifying whether such Trade Rights are owned, controlled, used or held (under license or otherwise) by Company, and also indicating which of such Trade Rights are registered. To the knowledge of the Company, all Trade Rights shown as registered in Section 4.17 of the Company Disclosure Schedule have been registered, all pending registrations and applications have been made and filed and all annuity, maintenance, renewal and other fees relating to registrations or applications are current, except for such failures to properly register and file registrations and applications and pay all annuity, maintenance, renewal and other fees related thereto which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect. Except as set forth in Section 4.17 of the Company Disclosure Schedule, the Company exclusively owns, or is licensed or otherwise possesses legally enforceable rights to use (either exclusively or non-exclusively), all Trade Rights, except for such failures to so own, be so licensed or otherwise so possess which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.

               Except as set forth in the Company Disclosure Section 4.17 of the Company Disclosure Schedule and for such breaches or violations which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect, the execution and delivery of this Agreement will not result in the breach of, or create on behalf of any third party the right to terminate or modify, any material license, sublicense or other agreement relating to the Trade Rights, including any license, sublicense and other agreement as to which the Company is a party and pursuant to which the Company is authorized to use any third party patents, trademarks, copyrights or trade secrets, including software that is used in the manufacture of, incorporated in, or forms a part of any product or service sold by or expected to be sold by the Company.

               The Company has several potential patent applications, but has no registered patents (other than as a licensee), and the Company has no registered copyrights. To the knowledge of the Company, all registered trademarks and service marks which are held by the Company and which are material to the business of the Company are valid and subsisting. To the knowledge of the Company, the Company has taken reasonable measures to protect the proprietary nature of the Trade Rights that are material to the business of the Company and to maintain in confidence all trade secrets and confidential information owned or used by the Company and that are material to the business of the Company. To the knowledge of the executive officers of the Company, no other person or entity is infringing, violating or misappropriating any of the Trade Rights. To the knowledge of the Company and except as set forth in Section 4.17 of the Company Disclosure Schedule, none of the activities or business previously or currently conducted by the Company infringes, violates or constitutes a misappropriation of, any patents, trademarks, trade names, service marks and copyrights, any applications for and registrations of such patents, trademarks, trade names, service marks and copyrights, and all processes, formulae, methods, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material of any other person or entity, except for such infringements, violations or misappropriations which, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect. To the knowledge of the Company, the Company has not received any written complaint, claim or notice alleging any such infringement, violation or misappropriation.

               4.18  Major Customers.
                     ---------------

                 4.18.(a)   Major Customers. Section 4.18. (a) of the Company
                            ---------------
          Disclosure Schedule contains a list of the 10 largest customers, including distributors, of Company for most recent twelve month period (determined on the basis of the total dollar amount of net sales) showing the total dollar amount of net sales to each such customer during each such year.

            4.18. (b) Dealers and Distributors. Section 4.18. (b) of the Company
                      ------------------------
     Disclosure Schedule contains a list of all sales representatives, dealers, distributors and franchisees of Company.

          4.19     Product Warranty and Product Liability.
                   --------------------------------------

          Section 4.19 of the Company Disclosure Schedule contains a true, correct and complete copy of Company's standard warranty or warranties for sales of Products (as defined below) and, except as stated therein, there are no warranties, commitments or obligations with respect to the return, repair or replacement of Products. To the Company's knowledge, there are no defects in design, construction or manufacture of Products which would adversely affect performance or create an unusual risk of injury to persons or property. Except as set forth in Section 4.19 of the Company Disclosure Schedule, the Company does not have any material liability for replacement, field fix, retrofit, modification or recall campaign of the Products sold by the Company (subject to the reserve for product warranty claims set forth on the Recent Balance Sheet as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Company) and, to Company's knowledge, no facts or conditions exist which could reasonably be expected to result in such a recall campaign. As used in this Section 4.19, the term "Products" means any and all products currently or at any time previously manufactured, distributed or sold by Company, or by any predecessor of Company under any brand name or mark under which products are or have been manufactured, distributed or sold by Company.

          4.20     Affiliates' Relationships to Company.
                   ------------------------------------

            4.20. (a) Contracts With Affiliates. All leases, contracts,
                      -------------------------
agreements or other arrangements between Company and any Affiliate are described in Section 4.20. (a) of the Company Disclosure Schedule.

            4.20. (b) No Adverse Interests. Except as set forth in Section 4.20
                      --------------------
(b) of the Company Disclosure Schedule, no Affiliate has any direct or indirect interest in (i) any entity which does business with Company or is competitive with Company's business, or (ii) any property, asset or right which is used by Company in the conduct of its business.

            4.20. (c) Obligations. All obligations of any Affiliate to Company,
                      -----------
and all obligations of Company to any Affiliate, are listed on Section 4.20. (c) of the Company Disclosure Schedule.

          4.21     No Brokers or Finders.
                   ---------------------

          Neither Company nor any of its directors, officers, employees, shareholders or agents have retained, employed or used any broker or finder in connection with the transactions provided for herein or the negotiation thereof, except Covington Associates, whose fees and expenses, which do not exceed $250,000, will be paid by the Buyer. Buyer will also issue to Covington Associates 100,000 shares of Buyer Common Stock.

          4.22     Restricted Securities.
                   ---------------------

          The Company understands that at Closing, and until any applicable registration statement is declared effective by the SEC, the Buyer Common Stock will not be registered under the Securities Act of 1933, or under any state securities laws, and is being offered and sold in reliance upon federal and state exemptions for transactions not involving a public offering.

5.   REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer and Acquisition jointly and severally represent and warrant to the Company that the statements contained in this Article 5 are true and correct, except as set forth herein or in the disclosure schedule delivered by the Buyer to the Company on or before the date of this Agreement (the "Buyer Disclosure Schedule"). The Buyer Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article 5 and the disclosure of an item in the attached Buyer Disclosure Schedule referenced by a particular paragraph or section in the Agreement shall, should the existence of the item or its contents be relevant to any other paragraph or section, be deemed to be disclosed in that paragraph or section whether or not an explicit cross-reference appears. Disclosure of items that may or may not be strictly required to be disclosed by the Agreement shall not be deemed to imply that such items are or are not material or that the inclusion or exclusion of such items creates a standard of materiality.

               5.1 Organization, Standing and Power. Each of the Buyer and
                   --------------------------------
Acquisition is (or will be by the Closing Date in the case of Acquisition) a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified, individually or in the aggregate, would be reasonably likely to have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Buyer or to have a material adverse effect on the ability of the Buyer to consummate the transactions contemplated by this Agreement, excluding any material adverse effect (a) arising or resulting, directly or indirectly, from general industry, economic or stock market conditions, (b) demonstrably shown to have been proximately caused by the public announcement of, and the response or reaction of customers, vendors, licensors, investors or employees of such entity or group of entities to, this Agreement or any of the transactions contemplated by this Agreement or (c) as otherwise specifically provided in Section 5.1 of the Buyer Disclosure Schedule (a "Buyer Material Adverse Effect").

               5.2 Capitalization. The authorized capital stock of the Buyer
                   --------------
consists of 100,000,000 shares of Buyer Common Stock, $.01 par value per share, 10,000,000 shares of Series B 5% cumulative convertible preferred stock, $.01 par value per share ("Series B Preferred Stock"), and 5,000,000 shares of unclassified preferred stock, $.01 par value per share, of which at the close of business on September 5, 2001, there were outstanding 22,312,616 million shares of Common Stock and no shares of Series B Preferred Stock or other preferred stock; on said date, there were also 4,650,279 million shares of Buyer Common Stock granted, but not exercised, in the form of warrants, options and convertible instruments. All outstanding shares of Buyer Common Stock have been duly authorized, validly issued, fully paid and nonassessable. All of the shares of Buyer Common Stock issuable in connection with the Purchase, when issued in accordance with this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

               5.3 Authority.
                   ---------

               Each of the Buyer and Acquisition has all requisite corporate power and authority to enter into this Agreement and the other documents and instruments to be executed and delivered by each of Buyer and Acquisition pursuant hereto and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by each of the Buyer and Acquisition have been duly authorized by all necessary corporate action on the part of each of the Buyer and Acquisition (including the approval of the Purchase by the Buyer as the sole stockholder of Acquisition). This Agreement and the other documents and instruments to be executed and delivered by each of Buyer and Acquisition pursuant hereto have been duly executed and delivered by each of the Buyer and Acquisition and constitute the valid and binding obligation of each of the Buyer and Acquisition, enforceable in accordance with their terms.

               The execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by each of the Buyer and Acquisition does not, and the consummation of the transactions contemplated hereby and thereby will not, (i) conflict with, or result in any violation or breach of, any provision of the Articles of Incorporation or By-laws of the Buyer or Acquisition, (ii) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract or other agreement, instrument or obligation to which the Buyer or Acquisition is a party or by which any of them or any of their properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to the Buyer, or any of its properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, breaches, defaults, terminations, cancellations or accelerations which, individually or in the aggregate, are not reasonably likely to have a Buyer Material Adverse Effect.

               No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Entity is required by or with respect to the Buyer in connection with the execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by each of Buyer and Acquisition pursuant hereto by the Buyer or Acquisition or the consummation of the transactions contemplated herby and thereby, except for (i) the filings of such reports or schedules under
Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act") as may be required in connection with this Agreement and the transactions contemplated hereby, and (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws.

               5.4 SEC Filings.
                   -----------

               The Buyer has filed and made available to the Company all forms, reports and other documents required to be filed by the Buyer with the Securities and Exchange Commission (the "SEC") since January 1, 1998. All such required forms, reports and other documents (including those that the Buyer may file after the date hereof until the Closing) are referred to herein as the "Buyer SEC Reports." The Buyer SEC Reports (i) were or will be filed on a timely basis, (ii) were or will be prepared in compliance in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Buyer SEC Reports, and (iii) did not or will not at the time they were or are filed contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Buyer SEC Reports or necessary in order to make the statements in such Buyer SEC Reports, in the light of the circumstances under which they were made, not misleading.

               Each of the financial statements (including, in each case, any related notes and schedules) contained or to be contained in the Buyer SEC Reports (i) complied or will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) were or will be prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented or will fairly present the financial position of the Buyer as of the dates and the results of its operations and cash flows for the periods indicated, consistent with the books and records of the Buyer, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. The unaudited balance sheet of the Buyer as of June 30, 2001 is referred to herein as the "Buyer Balance Sheet."

               5.5 Absence of Certain Changes or Events. Except as disclosed in
                   ------------------------------------
the Buyer SEC Reports filed prior to the date of this Agreement, since the date of the Buyer Balance Sheet, there has not been any event, change or development in the business, properties, financial condition, results of operations or prospects of the Buyer, which has had, or is reasonably likely to have, a Buyer Material Adverse Effect.

               5.6 Litigation. Except as disclosed in the Buyer SEC Reports
                   ----------
filed prior to the date of this Agreement, there is no action, suit, proceeding, claim, arbitration or investigation pending or, to the knowledge of the Buyer, threatened against or affecting the Buyer, which has had, or is reasonably likely to have, a Buyer Material Adverse Effect. There are no judgments, orders or decrees outstanding against the Buyer

               5.7 No Brokers or Finders.
                   ---------------------

               Neither Buyer nor any of its directors, officers, employees or agents have retained, employed or used any broker or finder in connection with the transactions provided for herein or the negotiation thereof.

6. EMPLOYEES - EMPLOYEE BENEFITS

               6.1 Affected Employees.
                   ------------------

               Schedule 6.1 hereto identifies the employees of the Company who will be offered employment by Acquisition subsequent to the Closing. Employees of the Company that are employed by Acquisition immediately after the Closing ("Affected Employees") with Buyer shall be entitled to participate in all benefit plans and programs of Buyer to which they may be entitled as a result of their respective rates of compensation or job classification. Buyer agrees, on or prior to the Closing Date, to adopt and assume the Employee Plans/Agreements as a successor employer or to establish new employee benefit plans, or enrolling Affected Employees in Buyer's existing plans or providing comparable benefits to the Affected Employees as those provided by the Employee Plans/Agreements. Affected Employees shall be provided with credit for prior years of service with Seller, as well as prior credits toward deductibles and copays, with regard to the administration of Buyer's benefit plans and programs.

               6.2 Payroll Tax.
                   -----------

               Company agrees to make a clean cut-off of payroll and payroll tax reporting with respect to the Affected Employees paying over to the federal, state and city governments those amounts respectively withheld or required to be withheld for periods ending on or prior to the Closing Date. Company also agrees to issue, by the date prescribed by IRS Regulations, Forms W-2 for wages paid through the Closing Date. Except as set forth in this Agreement, Acquisition shall be responsible for all payroll and payroll tax obligations after the Closing Date for Affected Employees.

1           6.3  Employee Benefit Plans.
                 ----------------------

               6.3. (a) Defined Contribution Plans. With respect to each
                        --------------------------
     employee pension benefit plan that is not a defined benefit plan ("defined contribution plan") maintained by Company for any Affected Employee, as soon as practicable after receipt by Buyer of a favorable determination letter with respect to a successor plan of any such defined contribution plan that is established by Buyer ("successor defined contribution plan"), Company shall transfer to such successor defined contribution plan the account of any Affected Employee still existing in such defined contribution plan. Pending such transfer, Company shall: (1) maintain the accounts of such Affected Employees on the same basis as other employees; and (2) make payments from the accounts of such Affected Employees to or for the benefit of the Affected Employees as Buyer may direct in accordance with applicable Laws.

               6.3. (b) Delivery of Records. Company has delivered or will
                        -------------------
     deliver before the Closing Date to Buyer, with respect to each Employee Plan/Agreement, information adequate to determine the liability thereunder, whether or not contingent, to any Affected Employee or other employee or former employee who is or was employed by Company and with respect to whom Buyer may have any liability, and any beneficiary or dependent of any such Affected Employee, employee or former employee, together with data, records and other documentation adequate to determine the existence and amount of such liability.

               6.3. (c) No Third-Party Rights. Nothing in this Agreement,
                        ---------------------
     express or implied, is intended to confer upon any of Company's employees, former employees, collective bargaining representatives, job applicants, any association or group of such persons or any Affected Employees any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement, including, without limitation, any rights of employment.

7.  OTHER MATTERS

               7.1  Confidential Information.
                    ------------------------

               Company shall not at any time subsequent to the Closing, except as explicitly requested by Buyer, use for any purpose, disclose to any person, or keep or make copies of documents, tapes, discs, programs or other information storage media ("records") containing, any confidential information concerning the business, the Purchased Assets, or the Assumed Liabilities, all such information being deemed to be transferred to the Buyer hereunder; provided, however, that the Company shall be permitted to use such confidential information as is reasonably necessary to wind-up its affairs and liquidate; provided, further, that the Company shall not disclose confidential information to third parties without the prior consent of the Buyer (such consent not to be unreasonably withheld or delayed). For purposes hereof, "confidential information" shall mean and include, without limitation, all Trade Rights in which Company has an interest, all customer and vendor lists and related information, all information concerning Company's processes, products, costs, prices, sales, marketing and distribution methods, properties and assets, liabilities, finances, employees, all privileged communications and work product, and any other information not previously disclosed to the public directly by Company. The foregoing provisions shall not apply to any information which is an "Excluded Asset" as defined in Section 1.2, or which relates solely to one or more Excluded Assets. If at any time after Closing Company should discover that it is in possession of any records containing the confidential information of Buyer, then the party making such discovery shall immediately turn such records over to Buyer, which shall upon request make available to the surrendering party any information contained therein which is not confidential information. Company agrees that it will not assert a waiver or loss of confidential or privileged status of the information based upon such possession or discovery. Company hereby consents to Buyer's consultation with legal, accounting and other professional advisors to Company concerning advice rendered to Company prior to the Closing regarding the business, the Purchased Assets or the Assumed Liabilities, excluding, however, the negotiation and drafting of this Agreement and the transactions entered into pursuant hereto; provided that during the process of Buyer's and its representatives review of such Company records and confidential information, the Buyer and its representatives abide by the terms of that certain Confidentiality Agreement dated as of August 2001 between Buyer and Company (the "Confidentiality Agreement"); provided, further, however, if the parties issue a press release regarding the signing of this Agreement, Buyer shall be allowed to discuss with the public such publicly disclosed aspects of the transaction and this Agreement.

          7.2 Use of Company's Name.
              ---------------------

          Following the Closing, neither Company nor any Affiliate shall, without the prior written consent of Buyer, make any use of the name "MediaSite" or any other name confusingly similar thereto, except as may be necessary for Company to pay its liabilities, prepare tax returns and other reports, comply with its obligations under this Agreement, and to otherwise wind up and conclude its business.

          7.3 Sales Tax Matters.
              -----------------

          As soon as practicable after Closing, Company shall obtain a sales tax clearance certificate from the Pennsylvania Department of Revenue.

          7.4 Sale or Transfer of Buyer Stock. The Buyer shall, within sixty
              -------------------------------
(60) days following the Closing Date, file with the SEC (a) a registration statement for all of the shares of Buyer Common Stock issued or to be issued to the shareholders of the Company as a "shelf offering" in accordance with Rule 415 of the rules and regulations of the SEC under the Securities Act of 1933 (the "Rules and Regulations"), or (b) with respect to the Employee Stock, an S-8 registration statement; provided, however, that (i) no such shares may be sold prior to such effective registration except in accordance with Rule 144 of the Rules and Regulations or in a sale which the regular legal counsel to the Buyer or another legal counsel acceptable to the Buyer has issued an opinion stating that such sales are exempt from registration under Section 4(1) of the Securities Act of 1933, and (ii) that no sale of such shares other than in accordance with the Stock Restriction and Registration Agreement may be made by any of the Key Stock Holders except as set forth in the Stock Restriction and Registration Agreement. The Buyer shall use its best efforts to maintain the effectiveness of such registration statements for a period of not less than three (3) years. It is a condition of this Agreement that the Purchase shall not be made effective until such shareholders of the Company referred to in clause
(ii) immediately above have executed agreements carrying out the provisions of and in accordance with this Section. For the purposes of clause (i) above, Kirkpatrick & Lockhart LLP and Brown, Rudnick, Freed & Gesmer will be deemed to be legal counsel acceptable to Buyer.

          7.5 Unemployment Compensation.
              -------------------------

          Company shall, upon the request of Buyer, cooperate with Buyer in any efforts by Buyer to obtain the transfer of Company's portion of the Pennsylvania unemployment compensation fund[s] applicable to Affected Employees, to the extent permitted by applicable Law. In connection therewith, Company will execute such documents as Buyer may reasonably request in order to effectuate such transfer.

8.   FURTHER COVENANTS

          8.1  Access to Information and Records.
               ---------------------------------

          The Company shall afford to the Buyer's officers, employees, accountants, counsel and other representatives, reasonable access, during normal business hours during the period prior to the Closing Date, to all its properties, books, contracts, commitments, personnel and records and, during such period, the Company shall furnish promptly to the Buyer (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties, assets and personnel as the Buyer may reasonably request. Unless otherwise required by law, the Buyer will hold any such information which is nonpublic in confidence in accordance with the Confidentiality Agreement.

          8.2  Conduct of Business Pending the Closing.
               ---------------------------------------

          Except as expressly provided herein or as consented to in writing by the Buyer, from and after the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms or the Closing:

          8.2. (a)  No Changes. Company will carry on its business diligently
                    ----------
     and in the same manner as heretofore and will not make or institute any changes in its methods of purchase, sale, management, accounting or operation.

          8.2. (b)  Maintain Organization. Company will take such action as may
                    ---------------------
     be necessary to maintain, preserve, renew and keep in favor and effect the existence, rights and franchises of Company and will use its best efforts to preserve the business organization of Company intact, to keep available to Buyer the present officers and employees, and to preserve for Buyer its present relationships with suppliers and customers and others having business relationships with Company.

          8.2. (c)  No Breach. Company will not do or omit any act, or permit
                    ---------
     any omission to act, which may cause a breach of any material contract, commitment or obligation, or any breach of any representation, warranty, covenant or agreement made by Company herein, or which would have required disclosure on Schedule 4.7 had it occurred after the date of the Recent Balance Sheet and prior to the date of this Agreement.

          8.2. (d)  No Material Contracts. No contract or commitment will be
                    ---------------------
     entered into, and no purchase of raw materials or supplies and no sale of goods or services (real, personal, or mixed, tangible or intangible) will be made, by or on behalf of Company, except contracts, commitments, purchases or sales which are in the ordinary course of business and consistent with past practice, are not material to the Company (individually or in the aggregate) and would not have been required to be disclosed in the Company Disclosure Schedule had they been in existence on the date of this Agreement.

          8.2. (e)  No Corporate Changes. Company shall not amend its Articles
                    --------------------
     of Incorporation or By-laws or make any changes in authorized or issued capital stock.

          8.2. (f)  Maintenance of Insurance. Company shall maintain all of the
                    ------------------------
     insurance in effect as of the date hereof and shall procure such additional insurance as shall be reasonably requested by Buyer.

          8.2. (g)  Maintenance of Property. Company shall use, operate,
                    -----------------------
     maintain and repair all property of Company in a normal business manner.

          8.2. (h)  Interim Financials. Company will provide Buyer with interim
                    ------------------
     monthly financial statements and other management reports as and when they are available.

          8.2. (i)  No Negotiations. The Company shall not, directly or
                    ---------------
     indirectly, through any officer, director, employee, financial advisor, representative or agent (i) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, tender offer, sale of shares of capital stock or similar transaction involving the Company, other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"), (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Acquisition Proposal, or (iii) agree to or recommend any Acquisition Proposal.

          8.3  Change of Corporate Name.
               ------------------------

          To the extent permissible under applicable Law, concurrently with the Closing, Company shall change its corporate name to a new name bearing no resemblance to its present name so as to permit the use of its present name by Buyer.

          8.4  Consents.
               --------

          Each of the Company and Buyer will use its best efforts prior to Closing to obtain all consents necessary for the consummation of the transactions contemplated hereby.

          8.5  Other Action.
               ------------

          Each of the Company and Buyer shall use its best efforts to cause the fulfillment at the earliest practicable date of all of the conditions to the parties' obligations to consummate the transactions contemplated in this Agreement.

          8.6  Disclosure.
               ----------

          Each of the Company and Buyer shall have a continuing obligation to promptly notify the other party in writing with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Company Disclosure Schedule or Buyer Disclosure Schedule (as applicable), but no such disclosure shall cure any breach of any representation or warranty which is inaccurate.

          8.7  Shareholders Meeting.
               --------------------

          The Company, acting through its Board of Directors, shall, subject to and according to applicable Law and its Articles of Incorporation and By-laws, promptly and duly call, give notice of, convene and hold as soon as practicable following the date hereof, a meeting of the shareholders of the Company (the "Company Meeting") for the purpose of voting to approve and thereby causing the Company to adopt this Agreement (the "Company Voting Proposal"). The Board of Directors of the Company shall (i) recommend approval of the Company Voting Proposal by the shareholders of the Company and (ii) take all action that is both reasonable and lawful to solicit and obtain such approval.

          8.8  Taxes.
               -----

          (a) Each of Buyer, Acquisition and the Company shall use its best efforts to cause the Purchase to qualify, and has not taken and will not (whether before or after consummation of the Purchase) take any actions that could prevent the Purchase from qualifying, as a reorganization under the provisions of Section 368 of the Code and each party shall not take any position to the contrary.

          (b) Following the Purchase, Buyer and the Surviving Corporation will comply with the record-keeping and information filing requirements of
     Section 1.368-3 of the Treasury Regulations.

          8.9  Notification of Certain Matters.
               -------------------------------

          The Buyer will give prompt notice to the Company, and the Company will give prompt notice to the Buyer, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause
(a) any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any respect, in each case at any time from and after the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms or the Effective Time, or (b) any material failure of the Buyer and Acquisition or the Company, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Notwithstanding the above, the delivery of any notice pursuant to this Section will not limit or otherwise affect the remedies available hereunder to the party receiving such notice or the conditions to such party's obligation to consummate the Purchase.

9.   CONDITIONS PRECEDENT TO BOTH PARTIES' OBLIGATIONS

     The respective obligations of each party to this Agreement to effect the Purchase shall be subject to the satisfaction prior to the Closing Date of the following conditions:

          9.1  Shareholder Approval.
               --------------------

          The Company shall have obtained the requisite shareholder approval of the Company Voting Proposal, as described in Section 4.2 above.

          9.2  Governmental Approvals.
               ----------------------

          Other than the filings provided for by Section 7.4, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity, the failure of which to file, obtain or occur is reasonably likely to have a Buyer Material Adverse Effect or a Company Material Adverse Effect, shall have been filed, been obtained or occurred.

          9.3  No Injunctions; Governmental Consents.
               -------------------------------------

          None of the parties hereto shall be subject on the Closing Date to any Order of a court of competent jurisdiction which enjoins or prohibits the consummation of the transactions contemplated by this Agreement, nor shall there be pending a suit or proceeding by any Governmental Entity that seeks injunctive or other relief in connection with such transactions. All consents, approvals and waivers from Governmental Entities required to be obtained to consummate the transactions contemplated by this

Agreement to be consummated at or prior to the Closing Date and which, either individually or in the aggregate, if not obtained, are reasonably likely to have a Company Material Adverse Effect, shall have been obtained.

          9.4  CMU License Agreement.
               ---------------------

          Carnegie Mellon University shall have agreed to the assignment by the Company to Buyer of all of the Company's rights, title, and interest in and to that certain License Agreement between Carnegie Mellon University and the Company dated October 22, 1997, amended, granting the Company the non-exclusive right to use certain intellectual property owned by Carnegie Mellon University.

10.  CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

          Each and every obligation of Buyer to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of each of the following conditions, any one or more of which may be waived by Buyer:

          10.1 Representations and Warranties True on the Closing Date.
               -------------------------------------------------------

          The representations and warranties of the Company set forth in this Agreement, which include the statements contained in the Company Disclosure Schedule, shall be true and correct in all material respects (a) as of the date of this Agreement (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date) and (b) as of the Closing Date as though made on and as of the Closing Date (except (i) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date and (ii) for changes contemplated by this Agreement or consented to in writing by the Buyer).

          10.2 Compliance With Agreement.
               -------------------------

          Company shall have in all material respects performed and complied with all of its agreements and obligations under this Agreement which are to be performed or complied with by it prior to or on the Closing Date, including the delivery of the closing documents specified in Section 12.1.

          10.3 Absence of Litigation.
               ---------------------

          No Litigation shall have been commenced or threatened, and no investigation by any Government Entity shall have been commenced, against Buyer, Company or any of the affiliates, officers or directors of any of them, with respect to the transactions contemplated hereby.

          10.4 Consents and Approvals.
               ----------------------

          Except for approval of the Company Voting Proposal and as otherwise provided in Section 1.1(d), all approvals, consents and waivers that the Company is required to receive to effect the transactions contemplated hereby shall have been received, and executed counterparts thereof shall have been delivered to Buyer not less than two business days prior to the Closing. Notwithstanding the foregoing, receipt of the consent of any third party to the assignment of a Contract which is not (and is not required to be) disclosed in the Company Disclosure Schedule shall not be a condition to Buyer's obligation to close, provided that the aggregate of all such Contracts does not represent a material portion of Company's sales or expenditures.

          After the Closing, Company will continue to use commercially reasonable efforts to obtain any such consents or approvals.

11.  CONDITIONS PRECEDENT TO COMPANY'S OBLIGATIONS

          Each and every obligation of Company to be performed on the Closing Date shall be subject to the satisfaction prior to or at the Closing of the following conditions, any one or more of which may be waived by Company:

          11.1  Representations and Warranties True on the Closing Date.
                -------------------------------------------------------

          The representations and warranties of the Buyer and Acquisition set forth in this Agreement, which include the statements contained in the Buyer Disclosure Schedule, shall be true and correct in all material respects (a) as of the date of this Agreement (except to the extent such representations are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date) and (b) as of the Closing Date as though made on and as of the Closing Date (except (i) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date and (ii) for changes contemplated by this Agreement or consented to in writing by the Company).

          11.2  Compliance With Agreement.
                -------------------------

          Buyer shall have in all material respects performed and complied with all of Buyer's agreements and obligations under this Agreement which are to be performed or complied with by Buyer prior to or on the Closing Date, including the delivery of the closing documents specified in Section 12.2.

          11.3  Absence of Litigation.
                ---------------------

          No Litigation shall have been commenced or threatened, and no investigation by any Government Entity shall have been commenced, against Buyer, Company or any of the affiliates, officers or directors of any of them, with respect to the transactions contemplated hereby; provided that the obligations of Company shall not be affected unless there is a reasonable likelihood that as a result of such action, suit, proceeding or investigation Company will be unable to retain substantially all the consideration to which it is entitled under this Agreement.

12.  CLOSING

          The closing of this transaction ("the Closing") shall take place at the offices of Kirkpatrick & Lockhart, LLP, Henry W. Oliver Building, 535 Smithfield Street Pittsburgh, PA 15222, at 10:00 A.M. on September 28, 2001, or at such other time and place as the parties hereto shall agree upon. Such date is referred to in this Agreement as the "Closing Date".

          12.1  Documents to be Delivered by Company.
                ------------------------------------

          At the Closing, Company shall deliver to Buyer the following documents, in each case duly executed or otherwise in proper form:

          12.1 (a)  Bills of Sale. Bills of sale and such other instruments of
                    -------------
     assignment, transfer, conveyance and endorsement as will be sufficient in the opinion of Buyer and its counsel to transfer, assign, convey and deliver to Buyer the Purchased Assets as contemplated hereby.

          12.1. (b) Compliance Certificate. A certificate signed by the chief
                    ----------------------
     executive officer of Company stating that the Company has satisfied the conditions set forth in Sections 10.1 and 10.2 above.

          12.1. (c) Opinion of Counsel. A written opinion of Kirkpatrick &
                    ------------------
     Lockhart, LLP, counsel to Company, dated as of the Closing Date, addressed to Buyer, substantially in the form of Exhibit C hereto.
                                            ---------

          12.1. (d) Certified Resolutions. A certified copy of the resolutions
                    ---------------------
     of the Board of Directors and the shareholders of Company authorizing and approving this Agreement and the consummation of the transactions contemplated by this Agreement.

          12.1. (e) Articles; By-laws. A copy of the By-laws of Company
                    -----------------
     certified by the secretary of Company, and a copy of the Articles of Incorporation of Company certified by the Secretary of State of the state of incorporation of Company.

          12.1. (f) Other Documents. All other documents, instruments or
                    ---------------
     writings required to be delivered to Buyer at or prior to the Closing pursuant to this Agreement and such other certificates of authority and documents as Buyer may reasonably request.

          12.1. (g) UCC Termination. Termination statements, executed by Zero
                    ---------------
     Stage Capital VI Limited Partnership, terminating its financing statements as follows: #01-0190 filed 01/11/2001 in Allegheny County and #33490748 filed 01/11/2001 at the Secretary of State for Pennsylvania.

          12.2  Documents to be Delivered by Buyer.
                ----------------------------------

          At the Closing, Buyer shall deliver to Company the following documents, in each case duly executed or otherwise in proper form:

          12.2. (a) Stock Certificates. To the Transfer Agent, the certificates
                    ------------------
     of Buyer's Common Stock as required by Section 3.2. (b) hereof.

          12.2. (b) Assumption of Liabilities. Such undertakings and instruments
                    -------------------------
     of assumption as will be reasonably sufficient in the opinion of Company and its counsel to evidence the assumption of Assumed Liabilities as provided for in Article 2.

          12.2. (c) Compliance Certificate. A certificate signed by the chief
                    ----------------------
     executive officer or president of Buyer and Acquisition stating that the Buyer and Acquisition have satisfied the conditions set forth in Sections
     11.1 and 11.2 above.

          12.2. (d) Opinion of Counsel. A written opinion of McBreen & Kopko,
                    ------------------
     counsel to Buyer, dated as of the Closing Date, addressed to Company, in substantially the form of Exhibit D hereto.
                               ---------

13.  TERMINATION

      13.1 Termination. This Agreement may be terminated at any time prior to
           -----------
the Closing Date (with respect to Sections 13.1(b) through 13.1(f), by written notice by the terminating party to the other party):

         13.1. (a) by mutual written consent of the Buyer and the Company; or

         13.1. (b) by either the Buyer or the Company if the Purchase shall not have been consummated by October 15, 2001 (the "Outside Date") (provided that the right to terminate this Agreement under this Section 13.1(b) shall not be available to any party seeking termination who at the time is in breach of or has failed to fulfill its obligations under this Agreement); or

         13.1. (c) by either the Buyer or the Company if a Governmental Entity of competent jurisdiction shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Purchase; or

         13.1. (d) by either the Buyer or the Company if at the Company Meeting (including any adjournment or postponement), the requisite vote of the shareholders of the Company in favor of the Company Voting Proposal shall not have been obtained; or

         13.1. (e) by the Buyer if: (i) the Board of Directors of the Company shall have withdrawn or modified its recommendation of the Company Voting Proposal; (ii) the Board of Directors of the Company fails to reconfirm its recommendations of this Agreement or the Purchase within five business days after the Buyer requests in writing that the Board of Directors of the Company do so; or (iii) for any reason the Company fails to hold the Company Meeting by the date which is one business day prior to the Outside Date; or

         13.1. (f) by either the Buyer or the Company, if there has been a breach of any representation, warranty, covenant or agreement on the part of the other party set forth in this Agreement, which breach (i) causes the conditions set forth in Section 10.1 or 10.2 (in the case of termination by the Buyer) or Section 11.1 or 11.2 (in the case of termination by the Company) not to be satisfied, and (ii) shall not have been cured within 20 days following receipt by the breaching party of written notice of such breach from the other party.

         13.2    Effect of Termination. In the event of termination of this
                 ---------------------
Agreement as provided in Section 13.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of the Buyer or the Company or their respective officers, directors, shareholders or Affiliates; provided that any such termination shall not relieve any party from liability for any willful breach of this Agreement. Notwithstanding any provision of this Agreement to the contrary, the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement.

         13.3    Fees and Expenses.
                 ------------------

           13.3. (a) Except as set forth in this Section 13.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses, whether or not the Purchase is consummated.

          13.3. (b) If the Purchase becomes effective or this Agreement is terminated by the Company pursuant to Section 13.1(f), the Buyer shall pay the Company up to $165,000 as reimbursement for costs and expenses of the Company actually incurred relating to the transactions contemplated by this Agreement and the subsequent dissolution of the Company following the Closing Date to be paid to the Company's counsel, while the remaining expenses shall be borne by the controlling shareholders of the Company.

14. INDEMNIFICATION

          14.1 The Buyer and Acquisition shall, jointly and severally, indemnify , defend and hold the Company harmless from and against any and all claims, losses, liabilities, costs, expenses, investigations, obligations and damages, including reasonable attorneys' fees and disbursements ("Damages"), sustained, incurred or paid by the Company that constitute Assumed Liabilities.

           14.2 The Company shall indemnify, defend and hold the Buyer and Acquisition harmless from and against any and all Damages incurred by the Buyer and Acquisition that constitute Excluded Liabilities.

           14.3 In the event any claim is asserted or any action, suit or proceeding is commenced against the Company, Buyer, or Acquisition (each an "Indemnitee") that may result in any Liability or indemnity being imposed on Buyer, Acquisition, or the Company (each an "Indemnitor"), Indemnitee shall exercise due diligence and reasonable business judgment in defending or settling the same and shall give notice thereof in writing to Indemnitor promptly following the assertion of the claim or commencement of the action, suit or proceeding. Upon the receipt of such notice, Indemnitor shall have the opportunity to participate in the defense against such claim, action, suit or proceeding, to participate in any negotiations with respect thereto and to take all such steps as may be necessary or proper therein. Such participation shall not be deemed to be an admission of Indemnitor's liability to Indemnitee hereunder with respect to such matter. Indemnitee shall have control of any defense or settlement, except that Indemnitor shall have the right to assume and prosecute the defense, with counsel reasonably satisfactory to Indemnitee, in the event Indemnitor does not agree to a settlement proposed by Indemnitee and admits its potential liability to Indemnitee hereunder with respect to such matter. The Indemnitee will not consent to the entry of any judgment or enter into any settlement with respect to any claim without the prior written consent of the Indemnitor (not to be withheld unreasonably).

           14.4 In the event that any of the Damages for which an Indemnitor is responsible or allegedly responsible are recoverable or potentially recoverable against any third party, then the Indemnitee will assign any and all rights that it may have to recover such Damages to the Indemnitor, or, if such rights are not assignable under applicable law or otherwise, the Indemnitee will attempt in good faith to collect any and all damages and losses on account hereof from such third party for the benefit of, and at the expense and direction of, the Indemnitor.

           14.5 Neither Buyer nor Acquisition shall be entitled to any Damages under this Article 14 until the amount of such Damages exceeds $20,000, at which point the Company shall be liable for all Damages incurred by Buyer or Acquisition (as applicable) up to $400,000. The Company shall not be liable for Damages incurred by Buyer or Acquisition (as applicable) in excess of $400,000.

15. MISCELLANEOUS

           15.1   Nonsurvival of Representations and Warranties.
                  ---------------------------------------------

           The respective representations, warranties and agreements of the Company, the Buyer and Acquisition contained in this Agreement or in any instrument delivered pursuant to this Agreement shall expire with, and be terminated and extinguished upon, the Closing Date.

           15.2   Further Assurance.
                  -----------------

           From time to time, at Buyer's request and without further consideration, Company will execute and deliver to Buyer such documents, instruments and consents and take such other action as Buyer may reasonably request in order to consummate more effectively the transactions contemplated hereby, to discharge the covenants of Company and to vest in Buyer good, valid and marketable title to the business and assets being transferred hereunder.

           15.3     Disclosures and Announcements.
                    -----------------------------

           The Buyer and the Company shall issue a joint press release, in substantially the form attached hereto as Exhibit E, announcing the Purchase
                                          ---------
promptly following the execution of this Agreement and each shall use its reasonable efforts to consult with the other before issuing any other press release or otherwise making any public statement with respect to the Purchase or this Agreement and shall not issue any such press release or make any such public statement prior to using such efforts, except as may be required by applicable Law, any Governmental Entity, or the NASDAQ listing rules.

           15.4     Assignment; Parties in Interest.
                    -------------------------------

             15.4.  (a)   Assignment.  Except as  expressly  provided  herein,
                          ----------
     the rights and obligations of a party hereunder may not be assigned, transferred or encumbered without the prior written consent of the other parties.

             15.4.  (b)   Parties in Interest. This Agreement shall be binding
                          -------------------
     upon, inure to the benefit of, and be enforceable by the respective successors and permitted assigns of the parties hereto. Nothing contained herein shall be deemed to confer upon any other person any right or remedy under or by reason of this Agreement.

            15.5    Severability.
                    ------------

            Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties agree hereto that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term

            15.6    Law Governing Agreement.
                    -----------------------

            This Agreement shall be construed and interpreted according to the internal laws of the Commonwealth of Pennsylvania, excluding any choice of law rules that may direct the application of the laws of another jurisdiction.

            15.7    Amendment and Modification.
                    --------------------------

            Buyer and Company may amend, modify and supplement this Agreement in such manner as may be agreed upon by them in writing.

            15.8    Notice.
                    ------

            All notices, requests, demands and other communications hereunder shall be given in writing and shall be: (a) personally delivered; (b) sent by telecopier, facsimile transmission or other electronic means of transmitting written documents; or (c) sent to the parties at their respective addresses indicated herein by registered or certified U.S. mail, return receipt requested and postage prepaid, or by private overnight mail courier service. The respective addresses to be used for all such notices, demands or requests are as follows:

                  (a)      If to Buyer or Acquisition, to:

                           Sonic Foundry, Inc.
                           1617 Sherman Avenue
                           Madison, WI 53704
                           Attention: General Counsel
                           Facsimile: 608 204 8804

                           (with a copy to)

                           McBreen & Kopko
                           20 North Wacker Drive
                           Suite 2520
                           Chicago, Illinois 60606
                           Attn: Frederick Kopko
                           Facsimile: 312 332 2657

or to such other person or address as Buyer shall furnish to Company in writing.

                  (b)      If to Company, to:

                           MediaSite, Inc.
                           Ewart Building
                           925 Liberty Avenue
                           Pittsburgh, PA 1522
                           Attention: Vinay Mehra
                           Facsimile: 412 288 9985

                           (with a copy to)

                           Kirpatrick & Lockhart, LLP
                           Henry W. Oliver Building
                           535 Smithfield Street
                           Pittsburgh, PA 15222-2312
                           Attn: J. Stephen Barge
                           Facsimile: 412 355 6501

or to such other person or address as Company shall furnish to Buyer in writing.

                  If personally delivered, such communication shall be deemed delivered upon actual receipt; if electronically transmitted pursuant to this paragraph, such communication shall be deemed delivered the next business day after transmission (and sender shall bear the burden of proof of delivery); if sent by overnight courier pursuant to this paragraph, such communication shall be deemed delivered upon receipt; and if sent by U.S. mail pursuant to this paragraph, such communication shall be deemed delivered as of the date of delivery indicated on the receipt issued by the relevant postal service, or, if the addressee fails or refuses to accept delivery, as of the date of such failure or refusal. Any party to this

Agreement may change its address for the purposes of this Agreement by giving notice thereof in accordance with this Section.

         15.9     Expenses.
                  --------

                  Except as otherwise provided herein, each of the parties shall bear its own expenses and the expenses of its counsel and other agents in connection with the transactions contemplated hereby.

         15.10    Entire Agreement.
                  ----------------

         This instrument embodies the entire agreement

                             SIGNATURE PAGE FOLLOWS

                        REST OF PAGE INTENTIONALLY BLANK
between the parties hereto with respect to the transactions contemplated herein, and there have been and are no agreements, representations or warranties between the parties other than those set forth or provided for herein. Without limiting the generality of the foregoing, the Company hereby disclaims any representations, warranties, or agreements of any nature whatsoever relating to
(a) any materials provided to the Buyer by Covington Associates and (b) any forecasts, projections or similar forward looking financial information regarding the Company or its business and operations.

                  15.11    Counterparts.
                           ------------

                  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  15.12    Headings; Interpretation.
                           ------------------------

                  The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof. When reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or Section of this Agreement, unless otherwise indicated. The table of contents, table of defined terms and headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

BUYER:                                        COMPANY:



By:___________________________                 By:______________________________



ACQUISITION:

Its Promoter:

Sonic Foundry, Inc.




By:___________________________